Exhibit 23.4

actcpas.com 101 Washington Street East P.O. Box 2629 Charleston, WV 25329 304.346.0441 office | 304.346.8333 fax 800.642.3601

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reports dated February 26, 2016, relating to the consolidated financial statements of Summit Financial Group, Inc., and subsidiaries, which report expresses an unqualified opinion, and the effectiveness of internal control over financial reporting of Summit Financial Group, Inc., and subsidiaries, as of December 31, 2015, appearing in the Annual Report on Form 10-K of Summit Financial Group, Inc., for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in the prospectus and proxy statement.

/s/ Arnett Carbis Toothman LLP

Charleston, West Virginia

September 7, 2016

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